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                                                                      EXHIBIT 11
                   MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                     (In thousands, except per share data)
                                  (Unaudited)


NOTE: Earnings per share are presented in accordance with Regulation S-K, Item 601(b)(11) and APB Opinion No. 15.
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

                                                                      Three Months Ended                Six Months Ended
                                                               -----------------------------       ---------------------------
                                                               June 29, 1996    July 1, 1995       June 29, 1996  July 1, 1995
                                                               -------------    ------------       -------------  ------------


Net earnings                                                   $      16,395           5,619              21,733         9,926
                                                               =============    ============       =============   ===========
Weighted average common and common
    equivalent shares outstanding:

      Weighted average common shares outstanding                      34,360          32,565              33,915        32,539

      Add weighted average common equivalent
        shares - options to purchase common shares, net                  154           1,182                 391         1,178
                                                               -------------    ------------       -------------   -----------
Weighted average common and common
    equivalent shares outstanding                                     34,514          33,747              34,306        33,717
                                                               =============    ============       =============   ===========
Earnings per common and common
    equivalent share                                           $        0.48            0.17                0.63          0.29
                                                               =============    ============       =============   ===========
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